Exhibit 4.7

THE ISSUANCE OF THE SECURITIES EVIDENCED HEREBY WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR OTHER SECURITIES LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO EFFECTIVE REGISTRATIONS UNDER APPLICABLE SECURITIES LAWS OR (II) UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL (OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY) ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT REGISTRATION. ADDITIONAL RESTRICTIONS ON TRANSFER ARE SET FORTH HEREIN.

RUBICON TECHNOLOGY, INC.

STOCK OPTION AGREEMENT

(Director/Advisor)

THIS STOCK OPTION AGREEMENT (the “Option Agreement”) is made and entered into as of September 9, 2004 (the “Date of Grant”), by and between RUBICON TECHNOLOGY, INC., a Delaware corporation (the “Company”) and Mitch Tyson (“Optionee”).

WHEREAS, in recognition of Optionee’s service to the Company as a member of the Company’s Board of Directors, the Company wishes to grant Optionee non-qualified options to purchase shares of the Common Stock, $0.001 par value per share, of the Company (the “Common Stock”); and

WHEREAS, the parties wish to evidence in writing the terms and conditions of the Option (as defined in Section 1) granted hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Grant of Option; Vesting; Term.

(a) Grant. The Company hereby grants to Optionee an option (this “Option”) to purchase up to 142,500 shares of Common Stock (the “Shares”) at the exercise price per share of $0.38 (the “Exercise Price”), such Share amount and Exercise Price being subject to adjustment as provided in this Option Agreement and otherwise as subject to the terms and conditions of this Option Agreement.

(b) Vesting Schedule. Subject to the other requirements hereof, this Option may be exercised only upon and after, and to the extent that, this Option has vested. The portions of this Option listed below shall vest on each of the dates listed below, provided in each case that Optionee continues to be a Service Provider (as defined in this Section) on such date:

Number of Shares Vesting	Date
35,625 [25%]	First (1st) anniversary of the Date of Grant
35,625 [25%]	Second (2nd) anniversary of the Date of Grant
35,625 [25%]	Third (3rd) anniversary of the Date of Grant
35,625 [25%]	Fourth (4th) anniversary of the Date of Grant

RUBICON TECHNOLOGY, INC.	-1-	STOCK OPTION AGREEMENT
(Director/Advisory)

For purposes of this Option Agreement, the term “Service Provider” shall mean [a member of the Company’s Board of Directors][a member of the Company’s Advisory Board].

(c) Term. Except as otherwise provided herein, the Option granted hereunder shall be for a term of five (5) years from the Date of Grant.

(d) Non-Qualified Stock Option. This Option is not intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Exercise of Option.

(a) Right to Exercise. Subject to the requirements hereof, this Option is exercisable during its term in accordance with the vesting schedule set out in Section 1(b) above and the applicable provisions of this Option Agreement. This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of this Option Agreement. The Exercise Notice shall be completed by Optionee, or the personal representative of Optionee as may be permitted by this Option Agreement, and delivered to an officer of the Company. The Exercise Notice shall be accompanied by full payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such completed and executed Exercise Notice accompanied by such aggregate Exercise Price. Exercised Shares issued upon exercise of this Option shall be issued in the name of Optionee or, if requested in writing delivered with the Exercise Notice, in the name of Optionee and his or her spouse. Until the Exercised Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights of a stockholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of this Option. The Company shall issue (or cause to be issued) such Exercised Shares promptly after this Option is exercised in conformity with the requirements of this Option Agreement. No adjustment will be made for a dividend or other right for which the record date is prior to the date that the Exercised Shares are issued, except as provided in Section 4 of this Option Agreement.

(c) Termination of Relationship as a Service Provider. If Optionee ceases to be a Service Provider, other than upon Optionee’s death or Disability (as defined in Section 2(d) below), Optionee may exercise this Option within three (3) months following Optionee’s termination to the extent that this Option is vested on the date of termination (but in no event later than the expiration of the term of this Option as set forth herein).

(d) Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability (as defined in this Section), all Shares subject to this Option shall immediately vest and Optionee may exercise this Option within one (1) year following Optionee’s termination (but in no event later than the expiration of the term of this Option as set forth herein). For purposes of this Option Agreement, the term “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

(e) Death of Optionee. If Optionee dies while a Service Provider, all Shares subject to the Option shall immediately vest and this Option may be exercised within one (1) year following Optionee’s death (but in no event later than the expiration of the term of this Option as set forth herein), by the executor or administrator of Optionee’s estate or, if none, by the person(s) entitled to exercise this Option under Optionee’s will or the laws of descent or distribution.

3. Conditions to Issuance of Shares.

(a) Compliance with Law. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with the requirements relating to stock options and the issuance and sale of securities under state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where the Company may grant options (the “Applicable Laws”) and shall be further subject to the approval of counsel of the Company with respect to such compliance. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date the Option is exercised (in conformity with the requirements of this Option Agreement) with respect to such Exercised Shares. Under no circumstance shall the Company be obligated to effect or maintain any registration under the Securities Act of 1933, as amended (the “Securities Act”) or other similar Applicable Laws.

RUBICON TECHNOLOGY, INC.	-2-	STOCK OPTION AGREEMENT
(Director/Advisory)

(b) Investment Representation. As a condition to the exercise of this Option, in the event that the sale of Shares under this Option Agreement is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(c) Inability to Obtain Authority. The inability or failure of the Company to obtain authority from any regulatory body having jurisdiction (including, without limitation, effectiveness of a registration statement under the Securities Act), which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares pursuant to the exercise of this Option, shall not subject the Company to, and shall relieve the Company of, any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

4. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Reorganization or Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by this Option, as well as the Exercise Price per Share covered by this Option, shall be proportionately adjusted to account for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Company shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. The Company in its discretion may (but shall not be required to) provide for Optionee to have the right to exercise this Option until ten (10) days prior to such transaction as to the vested portion or all of the Shares covered hereby (including Shares as to which the Option would not otherwise be exercisable). In addition, the Company may provide that any Company repurchase option applicable to any Shares purchased upon exercise of this Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, this Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger, Reorganization or Sale. In the event of any merger, consolidation, or similar reorganization of the Company with any other entity pursuant to which the holders of shares of Common Stock surrender shares of Common Stock (or such shares are deemed converted) in exchange for other shares of capital stock or securities of the Company or another entity or the sale of substantially all of the assets of the Company, if this Option is not assumed or an equivalent option or right is not substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, then Optionee shall fully vest in and have the right to exercise this Option as to all of the Shares covered hereby, including Shares as to which it would not otherwise be vested or exercisable. If this Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify Optionee in writing or electronically that this Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and this Option shall terminate upon the expiration of such period. For the purposes of this Section 4(c), the determination of whether this Option has been assumed or substituted shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive.

(d) Reservation of Rights. Except as provided in this Section 4, Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to this Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

RUBICON TECHNOLOGY, INC.	-3-	STOCK OPTION AGREEMENT
(Director/Advisory)

5. Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a) cash; or

(b) certified check; or

(c) such other consideration as permitted by the Company in its sole discretion.

6. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7. Other Restrictions.

(a) Stockholders’ Agreement. As a condition precedent to the exercise of the Option, Optionee shall agree to be bound by the terms and conditions of that certain Amended and Restated Stockholder’s Agreement, dated as of May 28, 2004, by and between the Company and the Stockholders (as defined therein) (as the same may be amended, modified, supplemented or restated, from time to time, the “Stockholders’ Agreement”). Optionee shall, upon exercise of the Option, deliver an executed version of the Adoption of Stockholders’ Agreement, attached hereto as Exhibit B, to the Company. Optionee agrees to be bound by the Stockholders’ Agreement as a Stockholder.

(b) Repurchase Option. Optionee acknowledges and understands that the Stockholder’s Agreement grants the Company the right to repurchase the Shares upon the occurrence of certain events on the terms provided for in Section 2.5 of the Stockholders’ Agreement. Optionee agrees that the Disability of Optionee at such time as Optionee is a Service Provider shall be deemed a “Triggering Event” under clause (ii) of Section 2.5 of the Stockholders’ Agreement. Further, Optionee agrees that the repurchase rights under such Section 2.5 shall survive until the later of (i) one (1) year after the date Optionee ceases to be a Service Provider, or (ii) one (1) year after the exercise by Optionee or Optionee’s estate, heirs, beneficiaries, representatives or successors in interest (the “Successors”) of any vested portion of the Option, all, or any portion of, Optionee’s Shares purchased upon exercise of this Option Agreement.

8. Securities Restrictions.

(a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Option Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Optionee shall not directly or indirectly without the prior written consent of the Company or its underwriters (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any Shares or any securities convertible into or exchangeable or exercisable for such Common Stock, whether now owned or hereafter acquired by Optionee or with respect to which Optionee has or hereafter acquires the power of disposition or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such Common Stock or any securities convertible into or exchangeable or exercisable for such Common Stock, whether any such swap or transaction is to be settled by delivery of such Common Stock or other securities in cash or otherwise or (iii) agree to engage in any of the foregoing transactions. Such restriction, or other substantially similar restriction requested by the underwriters (in either case, the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the

RUBICON TECHNOLOGY, INC.	-4-	STOCK OPTION AGREEMENT
(Director/Advisory)

offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Option Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 8(b). This Section 8(b) shall not apply to Shares registered in the public offering under the Securities Act, and Optionee shall be subject to this Section 8(b) only if the directors and executive officers of the Company are subject to similar arrangements. Optionee agrees to evidence the Market Stand-Off by execution of a written lock-up letter addressed to such underwriters if and to the extent and in such form as may be requested by such underwriters.

(c) Securities Legend. All certificates evidencing Shares purchased under this Option Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE ISSUANCE OF THE SHARES EVIDENCED HEREBY WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR OTHER SECURITIES LAWS. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO EFFECTIVE REGISTRATIONS UNDER APPLICABLE SECURITIES LAWS OR (II) UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL (OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY) ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT REGISTRATION. ADDITIONAL RESTRICTIONS ON TRANSFER ARE SET FORTH HEREIN.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL SUMMARY OR STATEMENT OF ALL OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH POWERS, PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

(d) Additional Legends. All certificates evidencing Shares purchased under this Option Agreement shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of the Stockholders’ Agreement):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF MAY 8, 2004, AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME. THE SHARES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SAID AGREEMENT.

(e) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Option Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

RUBICON TECHNOLOGY, INC.	-5-	STOCK OPTION AGREEMENT
(Director/Advisory)

(f) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 8 shall be conclusive and binding on Optionee and all other persons.

9. Entire Agreement; Governing Law. this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Illinois.

10. NO PROMISE OR GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

OPTIONEE		RUBICON TECHNOLOGY, INC.

/s/ Mitch Tyson	By	/s/ Chris Moffitt
Signature

Printed Name		Printed Name

State of Residence		Title

RUBICON TECHNOLOGY, INC.	-6-	STOCK OPTION AGREEMENT
(Director/Advisory)

EXHIBIT A

STOCK OPTION AGREEMENT

(Director/Advisor)

EXERCISE NOTICE

Rubicon Technology, Inc.

9931 Franklin Avenue

Franklin Park, IL 60131

Attention: Secretary

1. Exercise of Option. Effective as of today,                     , 20    , the undersigned (“Purchaser”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Rubicon Technology, Inc. (the “Company”) under and pursuant to the Stock Option Agreement dated,                     , 20__ (the “Option Agreement”). The purchase price for the Shares shall be $             per Share, as required by the Option Agreement.

2. Deliveries. Purchaser herewith delivers to the Company the full purchase price for the Shares and an executed Adoption of Stockholders’ Agreement (as defined in the Option Agreement).

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares being purchased hereby, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to Optionee as soon as practicable after exercise of the Option in conformity with the requirements of the Option Agreement. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section __ of the Option Agreement.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences (possibly including, without limitation, the obligation to make tax payments prior to realizing cash value) as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company or any accountant, attorney or other agent of the Company for any tax advice.

Accepted by:
PURCHASER	RUBICON TECHNOLOGY, INC.

Signature	By

Printed Name	Name

Address	Title

Address	Date Received

RUBICON TECHNOLOGY, INC.	Exhibit A	STOCK OPTION AGREEMENT
Exercise Notice

EXHIBIT B

STOCK OPTION AGREEMENT

(Director/Advisor)

ADOPTION OF STOCKHOLDERS’ AGREEMENT

The undersigned (the “Purchaser”) as a condition precedent to becoming owner of record of                      shares of the Common Stock, par value $0.001 per share, of Rubicon Technology, Inc., a Delaware corporation (the “Company”), hereby agrees to become a party to and be bound by that certain Amended and Restated Stockholders’ Agreement, dated as of May 8, 2004, by and among the Company and the Stockholders (as defined therein), as the same may be amended from time to time, attached hereto as Exhibit I (the “Stockholders’ Agreement”). The Purchaser hereby agrees to be bound by the Stockholders’ Agreement as a Stockholder.

IN WITNESS WHEREOF, this Adoption of Stockholder’s Agreement has been duly executed by or on behalf of the undersigned as of the date below written.

Accepted by:
PURCHASER	RUBICON TECHNOLOGY, INC.

Signature	By

Printed Name	Name

Address	Title

Address	Date Received

RUBICON TECHNOLOGY, INC.	Exhibit C	STOCK OPTION AGREEMENT
Adoption of Stockholders’ Agreement